UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2025

SKKYNET CLOUD SYSTEMS, INC
(Exact name of registrant as specified in its charter)

Nevada	000-54747	45-3757848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2233 Argentria Road, Suite 302, Mississauga, Ontario, Canada	L5N 2X7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 702-7851

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 18, 2025, the Board of Directors (“the Board”) of Skkynet Cloud Systems, Inc. (“the Company”) appointed Mr. Gary Tillery to serve as a director of the Company, effective immediately.  Mr. Tillery will serve as a director whose current term will expire at the Company’s next annual meeting of stockholders.  Mr. Tillery is the former Sr. Director, Strategic Portfolio Partners and M&A at AVEVA, and he brings over 35 years of experience in automation software development and system integration to the Board as it plans its future areas of business.

In connection with his appointment, Mr. Tillery will receive compensation in accordance with the Company’s standard non-executive director pay and stock option plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKKYNET CLOUD SYSTEMS, INC.

/s/ Paul Thomas
Paul Thomas
President

Date: June 23, 2025

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